UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Gannett Co., Inc.

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Dear Fellow Stockholders:	April 28, 2017

Our 2017 Annual Meeting of Stockholders will be held on Wednesday, May 10, 2017, at 10:00 a.m. local time at the Company’s corporate headquarters, located at 7950 Jones Branch Drive, McLean, VA 22107. As described in our proxy materials, at the Annual Meeting, stockholders of record at the close of business on March 13, 2017 will consider and act upon the following items of business:

(1)	a proposal to elect ten director nominees to the Company’s Board of Directors to hold office until the Company’s 2018 Annual Meeting of Stockholders;

(2)	a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year;

(3)	a proposal to approve an amendment to the Company’s 2015 Omnibus Incentive Compensation Plan, as described in more detail in the following pages;

(4)	a proposal to approve, on an advisory basis, the compensation of our named executive officers; and

(5)	such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

After discussions in connection with our proxy solicitation efforts for the Annual Meeting, the Board of Directors and management have approved the following changes to the proposed amendment to the Company’s 2015 Omnibus Incentive Compensation Plan (the “2015 Plan”):

•	reducing the number of new shares to be reserved for issuance, from 10 million to 7 million;

•	adding a vesting requirement of at least one year of service for all equity award types to all participants in the 2015 Plan, subject to limited exceptions; and

•	prohibiting the payment of dividends on unvested equity awards.

The additional proxy materials that follow provide further details about Proposal 3 and the additional changes to the amendment to the 2015 Plan that the Board of Directors has approved, subject to stockholder approval. A copy of the 2015 Plan, as proposed to be amended, is attached as Appendix A.

Please carefully consider the Company’s definitive proxy statement and these additional materials, and vote in favor of each Proposal. If you have voted against Proposal 3 and would like to revoke your prior vote and vote in favor of Proposal 3, you can do so at any time before the polls close at the Annual Meeting by following the instructions on page 11.

On behalf of the Board of Directors and management, we thank you for your interest in the Company and participation at the Annual Meeting.

Sincerely,

John Jeffry Louis	Robert J. Dickey
Chairman of the Board	President and Chief Executive Officer

ADDITIONAL MATERIALS RELATING TO PROPOSAL 3—APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2015 OMNIBUS INCENTIVE COMPENSATION PLAN

Introduction

Gannett Co., Inc. (“we,” “us,” “our” or the “Company”) is a next-generation media company that empowers communities to connect, act, and thrive.

During 2016, the Company continued to execute on its “local to national” news and information strategy through several strategic acquisitions that expanded the reach of the USA TODAY NETWORK, the Company’s leading publishing and digital media business comprising more than 3,500 journalists working for 109 local media organizations in the United States and Guam, and USA TODAY, and Newsquest, its wholly owned subsidiary with more than 160 local media brands in the United Kingdom. The Company also made a number of acquisitions and investments in furtherance of the Company’s strategic transformation and leadership in digital media, including the acquisition of ReachLocal, a global online marketing company focused on helping local businesses generate more leads and convert those leads into customers. In total, the Company acquired businesses with approximately $800 million in revenues in the last 12 months.

To continue to execute on our strategic plan, we consider it essential to ensure that we have the ability to use equity awards under the Gannett Co., Inc. 2015 Omnibus Incentive Compensation Plan (the “2015 Plan”) to attract and retain talented employees and directors, as well as to be properly prepared for unplanned activities. Our business operations and growth plans would be significantly hampered if we were unable to offer competitive equity packages to retain and hire employees. In addition, if we were unable to grant competitive equity awards, we would be required to offer additional cash-based incentives to replace equity as a means of competing for high-value talent.

Background of the 2015 Plan

The 2015 Plan was originally adopted and approved by our Board of Directors and sole stockholder prior to the separation of the Company from its former parent in June 2015. The list of performance criteria included in the 2015 Plan was submitted to and approved by our stockholders at our 2016 annual meeting of stockholders by the affirmative vote of approximately 96% of the votes cast for or against that proposal.

Purpose. The purpose of the 2015 Plan is to benefit and advance the interests of the Company and its subsidiaries and affiliates by making annual and long-term incentive compensation awards to certain employees and directors of the Company and its subsidiaries and affiliates to incentivize them to contribute to the Company’s financial success. In addition, the 2015 Plan facilitated the conversion of certain outstanding share-based awards previously granted by the Company’s former parent (including certain restricted stock, RSU, performance share and stock option awards) into awards denominated in shares of the Company’s stock in accordance with the terms of the agreements we entered into with our former parent in connection with the separation. The initial 11 million share reservation under the 2015 Plan was developed to accommodate the conversion of awards granted by the Company’s former parent in connection with the separation and to provide for another two to three years’ worth of equity grants. Approximately 5.2 million of the 11 million shares initially reserved for issuance pursuant to the Plan were reserved for the conversion of such awards in connection with the separation.

Usage since the Separation. Awards made under the 2015 Plan have played an important role in the ability of our Board of Directors and its Executive Compensation Committee (the “Committee”) to make compensation decisions adhering to our five guiding compensation principles: pay for performance; attract, retain and motivate; fairness; promote stock ownership; and pay competitively. As described in the “Compensation Discussion and Analysis” section of our definitive proxy statement, we generally have used two types of stock-based awards as part of our long-term incentive compensation program:

Performance share awards	Long-term equity incentives designed to retain senior executives, align their interests with those of stockholders and motivate them through an opportunity to earn up to 200% of a “target” number of shares of the Company’s common stock set at the grant date, depending upon how the Company’s total shareholder return (“TSR”) over a three-year performance period compares to the TSRs of peer companies over the same period

Restricted Stock Unit (RSU) awards	Long-term equity incentives intended to retain executives in a rapidly evolving business environment through the delivery of shares of the Company’s common stock upon continued employment over a multi-year vesting period and to align their interests with those of stockholders by increasing executive stock ownership levels

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Activity under 2015 Plan (through March 26, 2017)

Selected Equity Plan Share Usage Data

The table below sets forth significant grant activity and award payouts that have occurred since the initial approval of the 2015 Plan. As shown below, the shares reserved for issuance under the 2015 Plan have been depleted more rapidly than expected due to several factors not anticipated when the 2015 Plan was initially approved, including:

•	special RSU grants made following completion of strategic acquisitions, covering an aggregate of 420,985 shares;

•	strong TSR results relative to the applicable group of peer companies yielded above-target payouts in respect of pre-separation performance share awards made by our former parent as of January 1, 2013 and 2014, respectively, resulting in the use of an aggregate of 364,421 shares in excess of the target award levels at which the awards were converted in the separation; and

•	the impact of stock price declines in the latter half of 2016, which required us to reserve for issuance 3,397,540 shares pursuant to our 2017 annual grants (or roughly 2.3 times the number of shares underlying our 2016 annual grants) in order to achieve awards of comparable value in dollars as compared with the prior year grants.

Description of Action	Shares Subject to Action
Conversion of equity awards at separation (with performance shares reserved at target)	5,218,647
Special July 2015 post-separation RSU awards	173,115
Initial Board of Directors RSU awards (truncated year)	44,791
Payout of 2013 performance shares in excess of target levels	235,951	*
2016 annual RSU and performance share awards (at target levels)	1,449,915
2016 Board of Directors RSU awards (first full year)	71,379
Post-acquisition special RSU awards—Journal Media Group	29,102
Post-acquisition special RSU awards—ReachLocal, Inc.	391,883
Payout of 2014 performance shares in excess of target levels	128,470	*
2017 annual RSU and performance share awards (at target levels)	3,397,540
All other equity awards since June 29, 2015	104,415
Forfeitures added back to the available share pool	1,078,398

*	Represents the number of shares above target.

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Shares Available and Outstanding Equity Awards Data

The table below presents certain additional information regarding outstanding awards and shares available for grant under the 2015 Plan as of March 26, 2017.

Total stock options outstanding	224,895
Weighted-average exercise price of stock options outstanding	$5.4108
Weighted-average remaining duration of stock options outstanding	1.74 years
Total full value awards outstanding[1]	6,703,540
Total shares of common stock outstanding	113,610,227

Shares available for grant under the 2015 Plan[2]	833,190

1.	Includes 64,632 shares subject to outstanding unvested restricted stock awards, 4,554,327 shares subject to outstanding unvested RSU awards and 2,084,481 shares subject to outstanding unvested performance share awards. The number of shares of outstanding performance share awards assumes performance at the target level.
2.	Assumes outstanding performance share awards vest at target.

In light of the activity under the 2015 Plan described above, we do not believe that we will have sufficient shares available under the 2015 Plan for anticipated annual grants in January 2018 and other typical grant activity. Given the importance to our strategic plan of our ability to use equity awards under the 2015 Plan to attract and retain talented employees, we are asking our stockholders to approve an amendment to the 2015 Plan to increase the number of shares available for issuance under the 2015 Plan by 7,000,000 shares (reflecting a reduction from the additional 10,000,000 shares requested in Proposal 3 of our definitive proxy statement for the Annual Meeting).

Supplemental Disclosures

Set forth below are (1) more recent data regarding our usage levels and share availability under the 2015 Plan, as well as (2) supplemental information regarding other factors mitigating the dilutive impact of awards issued under our 2015 Plan.

Updated Equity Compensation Plan Information

Continuing a practice implemented by its former parent prior to the separation, the Company manages its compensation program on a calendar-year basis, with regular compensatory equity awards granted effective as of January 1 and regular vesting events occurring as of December 31 of each year. As a result, share usage data presented as of the end of a given fiscal year (including the data in the “Equity Compensation Plan” tables in our proxy statements and the footnotes to our consolidated financial statements contained in our Form 10-K filings) can differ significantly from such data presented as of the end of the first fiscal quarter of the following year, due to significant first quarter vesting, payout and grant activity.

The table below sets forth the following information about the 2015 Plan as of (X) December 31, 2016 and (Y) March 26, 2017 (the end of our first fiscal quarter of 2017): (1) the number of securities to be issued upon the exercise of outstanding stock options, warrants and rights; (2) the weighted-average exercise price of such outstanding stock options, warrants and rights; and (3) the number of securities remaining available for future issuance under the 2015 Plan (excluding securities to be issued upon the exercise of outstanding stock options, warrants and rights). Notably, the table illustrates the dramatic changes in the number of shares underlying outstanding awards and the number of shares remaining available for grant under the 2015 Plan, primarily resulting from January 1, 2017 grant activity.

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	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under 2015 Plan (Excluding Securities Reflected in Column(a))
2015 Plan as of	(a) (1)	(b) (2)	(c)
December 31, 2016 (3)	3,712,696	$5.3747	4,078,730

March 26, 2017 (4)	6,869,419	$5.4108	833,190

(1)	For each date, the number in column (a) includes shares subject to outstanding stock options, shares subject to outstanding RSU grants that have not been settled in shares of common stock, shares subject to outstanding unvested performance share awards (measured at target performance levels), and shares subject to dividend equivalent units. The actual number of performance shares issued could be zero to 200% of the target number of performance shares.
(2)	Represents the weighted-average exercise price of the outstanding stock options under the 2015 Plan as of each applicable date.
(3)	The column (a) information includes 290,097 shares subject to outstanding stock options; 2,606,892 shares subject to outstanding RSU grants; 810,091 shares subject to outstanding unvested performance share awards; and 5,616 shares subject to outstanding dividend equivalent units issuable pursuant to director RSU grants. Excluded from that number are 65,037 shares of restricted stock outstanding as of such date.
(4)	The column (a) information includes 224,895 shares subject to outstanding stock options; 4,554,327 shares subject to outstanding RSU grants; 2,084,581 shares subject to outstanding unvested performance share awards; and 5,616 shares subject to outstanding dividend equivalent units issuable pursuant to director RSU grants. Excluded from that number are 64,632 shares of restricted stock outstanding as of such date.

Supplemental Information Regarding Dilution Management

The dilution resulting from the 2015 Plan has been mitigated substantially by the mandatory tax withholding provisions in award agreements delivered under the 2015 Plan as well as the Company’s stock repurchases.

Mandatory withholding provisions in award agreements. The terms of the award agreements used for RSU and performance share awards require the Company to withhold from all settlements of vested awards a number of shares having a value equal to the amount of taxes the Company is required by law to withhold. As a result, the actual number of shares of stock delivered will be significantly lower than the number that vest in connection with any RSU or performance share award. Of the 3,232,759 shares issuable pursuant to awards that have vested under the 2015 Plan from its inception through March 26, 2017, 813,177 shares were withheld to satisfy tax withholding obligations.

Share repurchase activity further mitigates dilution. Shortly following the separation, our Board of Directors approved a share repurchase program authorizing the Company to repurchase up to $150 million of our shares over a three-year period. Under this program, management may repurchase shares in the open market or in privately negotiated transactions, at its discretion, with share repurchase activity dependent on share price and other corporate liquidity requirements. As of March 26, 2017, approximately 3.8 million shares had been repurchased under this program at a total cost of $32.7 million. The number of shares repurchased by the Company under this program exceeds the 3,232,759 shares issuable pursuant to awards that have vested under the 2015 Plan from its inception through March 26, 2017.

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Changes to the Proposed Amendment to the 2015 Plan

After discussions in connection with our proxy solicitation efforts for the Annual Meeting, the Board of Directors and management approved the following changes to the proposed amendment to the 2015 Plan (the “Amendment”):

•	reducing the number of new shares proposed to be reserved for issuance under the 2015 Plan, from 10 million to 7 million;

•	adding a vesting requirement of at least one year of service for all equity award types made to all participants in the 2015 Plan, subject to limited exceptions; and

•	prohibiting the payment of dividends on unvested equity awards.

Reduction in Requested Share Reserve. As discussed above, the initial 11 million share reservation has been substantially depleted, largely due to factors not anticipated at the inception of the 2015 Plan, such as special acquisition-related grants and the impact of the decline in the Company’s stock price on 2017 grants. As a result, the Company needs stockholders to approve a replenishment of the share reserve at the 2017 Annual Meeting to enable the Company to continue granting equity awards as part of its employee compensation programs. If approved at the Annual Meeting, the Amendment would increase the maximum aggregate number of shares of common stock authorized to be issued under the 2015 Plan from 11 million shares to 18 million shares, of which 7,833,190 would be available for grant (based on availability as of March 26, 2017). The proposed 7 million increase in the number of shares available for issuance under the plan is designed to cover regular annual awards and unplanned activities such as business development and acquisition opportunities. It is unclear how many years’ worth of such activity the increased share pool will cover.

Mandatory one year of service vesting requirement for all award types. As currently in effect, the 2015 Plan generally imposes a minimum one year of service vesting requirement on employee equity incentive awards that vest and are paid solely based on service, but gives the Committee authority to adopt shorter vesting periods or provide for accelerated vesting after less than one year: (1) in connection with terminations of employment due to death, disability, retirement or other circumstances that the Committee determines to be appropriate; (2) in connection with a change in control in which the award is not continued or assumed (e.g., the awards are not equitably converted or substituted for awards of the successor company); (3) for grants made in connection with an acquisition by the Company in substitution for pre-existing awards; or (4) for new hire inducement awards or off cycle awards. If approved at the Annual Meeting, the Amendment would: (A) apply the above minimum one year of service vesting requirement, along with its exceptions, to all future equity awards to all plan participants and regardless of whether such awards vest and are paid solely based on service; (B) eliminate the exception allowing the Committee to adopt shorter vesting periods or provide for accelerated vesting after less than one year for future new hire inducement awards or off cycle awards; and (C) provide the Committee with authority to grant future equity awards that do not satisfy the one year of service vesting requirement or an exception thereto so long as the total number of such awards does not exceed 5% of the shares authorized for issuance under the 2015 Plan in excess of 11,000,000 shares (resulting in a cap of 350,000 shares if 7,000,000 additional shares are authorized for issuance pursuant to the Amendment).

Prohibition on payment of dividends on unvested shares. If approved at the Annual Meeting, the Amendment would add a compensation governance related provision – fully consistent with our existing compensation governance practice and the existing terms of our RSU and performance share award agreements – that would prohibit the Company from paying dividends on unvested awards.

Summary of the 2015 Plan

A copy of the 2015 Plan as it is proposed to be amended by the Amendment summarized above is attached to these additional proxy materials as Appendix A. The following summary of the principal features of the 2015 Plan, as proposed to be amended, is qualified in its entirety by reference to, and should be read in conjunction with, Appendix A.

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Administration. The 2015 Plan is generally administered by the Company’s Executive Compensation Committee. The Committee consists entirely of independent directors. Subject to the terms of the 2015 Plan, the Committee may grant awards under the 2015 Plan; establish the terms and conditions of those awards; construe and interpret the 2015 Plan and any agreement or instrument entered into under the 2015 Plan; establish, amend or waive rules and regulations for the 2015 Plan’s administration; amend the terms and conditions of any outstanding award as provided in the 2015 Plan; and take all other actions it deems necessary for the proper operation or administration of the 2015 Plan. The Committee may delegate its authority under the 2015 Plan, subject to certain limitations.

Eligibility. Awards may be granted to employees of the Company, its subsidiaries and affiliates, and directors of the Company. The 2015 Plan does not limit the number of employees and affiliates who may receive awards. As of March 26, 2017, the Company and its subsidiaries and affiliates had nine non-employee directors and approximately 1,200 employees eligible to participate in the 2015 Plan, of which 500 employees were eligible to receive equity awards.

Authorized Number of Shares. 11,000,000 shares of Company common stock initially were reserved for issuance under the 2015 Plan. If the Amendment is approved by stockholders at the Annual Meeting, there will be 18,000,000 shares reserved for issuance. As of March 26, 2017, 833,190 shares of common stock were available for future awards under the 2015 Plan (assuming the target number of performance shares are issued upon vesting, and no forfeitures of outstanding awards occur). The maximum number of shares for which awards may be granted under the 2015 Plan to any non-employee director in any calendar year is 50,000 shares of Company common stock.

Share Counting/Reacquired Shares. For purposes of counting the number of shares available for the grant of awards under the 2015 Plan, shares of Company common stock delivered (whether by actual delivery, attestation, or net exercise) to the Company by a participant to (1) purchase shares of Company common stock upon the exercise of an award, or (2) satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) are not added back to the number of shares available for future awards. In addition, shares of Company common stock repurchased by the Company in the open market using the proceeds from the exercise of an award are not added back to the number of shares available for future awards. If any award under the 2015 Plan is terminated, surrendered, canceled or forfeited, or if an award is settled in cash, the unused shares of Company common stock covered by such award are again available for grant under the 2015 Plan, subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code.

Types of Awards. The Committee may grant the following types of awards under the 2015 Plan: stock options; stock appreciation rights; restricted stock; stock awards; RSUs; performance shares; performance units; and cash-based awards. Each type of award is subject to a maximum limit on the grant that may be made to any one participant in a fiscal year.

Stock Options. A stock option is the right to purchase one or more shares of Company common stock at a specified price, as determined by the Committee. The Committee may grant non-qualified stock options and incentive stock options. A stock option is exercisable at such times and subject to such terms and conditions as the Committee determines. No more than 1,000,000 shares of Company common stock subject to stock options may be granted to any participant in a fiscal year. The exercise price of a stock option may not be less than 100% of the fair market value of a share of Company common stock on the date that the option is granted. No option may remain exercisable beyond ten years after its grant date. Incentive stock options may only be granted to employees of the Company or its affiliates or subsidiaries (provided that the affiliate or subsidiary is a type of entity whose employees can receive such options under the tax rules that apply to such awards), and the maximum number of shares that may be issued under incentive stock options cannot exceed 5,000,000.

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Stock Appreciation Rights. A stock appreciation right (“SAR”) is a right to receive an amount in any combination of cash or Company common stock (as determined by the Committee) equal in value to the excess of the fair market value of the shares covered by such SAR on the date of exercise over the aggregate exercise price of the SAR for such shares. SARs may be granted freestanding or in tandem with related options. The exercise price of a SAR granted in tandem with an option will be equal to the exercise price of the related option, and may be exercised for all or part of the shares covered by such option upon surrender of the right to exercise the equivalent portion of the related option. The exercise price of a freestanding SAR may not be less than the fair market value of a share of Company common stock on the date the SAR is granted. No SAR may remain exercisable beyond ten years after its grant date. No more than 1,000,000 shares of Company common stock may be granted in the form of SARs to any participant in a fiscal year.

Restricted Stock/Stock Awards. Restricted stock is an award of Company common stock that is subject to a substantial risk of forfeiture for a period of time and such other terms and conditions as the Committee determines. A stock award is an award of Company common stock that is not subject to such a risk of forfeiture, but which may be subject to such other terms and conditions as the Committee determines. No more than 500,000 shares of Company common stock may be granted to any participant in a fiscal year pursuant to stock awards or awards of restricted stock.

RSUs. A RSU is an award whose value is based on the fair market value of Company common stock and whose payment is conditioned on the completion of specified service requirements and such other terms and conditions as the Committee may determine. Payment of earned RSUs may be made in a combination of cash or shares of Company common stock (as determined by the Committee). The maximum aggregate grant of RSUs or performance shares that may be awarded to any participant in any fiscal year may not exceed 500,000 shares of Company common stock.

Performance Units/Shares and Cash-Based Awards. Performance Units/Shares and Cash Based Awards are other equity-type or cash-based awards that may be granted to participants. These awards may be valued in whole or in part by reference to, or are otherwise based on, the fair market value of Company common stock or other criteria established by the Committee and the achievement of performance goals. These awards are subject to such terms and conditions as the Committee determines. Performance goals may include a service requirement. Payment of earned performance units/shares and cash-based awards may be made in any combination of cash or shares of Company common stock (as determined by the Committee) that have an aggregate fair market value equal to the value of the earned awards at the close of the applicable performance period. The maximum aggregate grant of performance shares or RSUs that may be awarded to any employee participant in any fiscal year may not exceed 500,000 shares of Company common stock. The maximum aggregate amount of performance units or cash-based awards that may be awarded to any employee participant in any fiscal year may not exceed $10,000,000.

Adjustments. In the event of a change in the outstanding shares of Company common stock due to a stock split, stock dividend, recapitalization, merger, consolidation, spin-off, reorganization, repurchase or exchange of Company common stock or other securities, or other corporate transaction or event, the Committee shall take certain actions to prevent the dilution or enlargement of benefits under the 2015 Plan. These actions include adjusting (1) the number of shares of Company common stock that may be issued under the 2015 Plan (including the authorized share limitations); (2) the number of shares or price of shares subject to outstanding awards; and (3) the consideration to be paid upon the grant or exercise of any award.

Change in Control. Generally, in the event of a change in control of the Company, as defined in the 2015 Plan, unless otherwise specified in the award agreement, outstanding awards are not subject to accelerated vesting unless (a) they are not continued or assumed in connection with the change in control or (b) the holder has a qualifying termination of employment, as defined in the applicable award agreement, within two years following the change in control. Unless otherwise specified in the award agreement, if either condition described in (a) or (b) is satisfied, (1) all outstanding options and SARs will become immediately exercisable in full during their remaining term; (2) all restriction periods and

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restrictions imposed on non-performance based restricted stock awards will lapse; (3) all outstanding awards of performance-based restricted stock, performance units and performance shares will vest and be paid assuming achievement of all relevant target performance goals; (4) all RSUs will vest and be paid; and (5) all outstanding cash-based awards will vest and be paid (and, in the case of performance-based cash-based awards, based on an assumed achievement of all relevant target performance goals).

Performance Measures/Section 162(m). The 2015 Plan permits the Committee to make awards that are intended to be exempt from the deduction limitations under Section 162(m) of the Internal Revenue Code because they satisfy the requirements of performance-based compensation. The 2015 Plan lists the performance measures the Committee may use to make performance-based awards under Section 162(m). These performance measures include: (1) earnings per share (basic or diluted); (2) income before income taxes; (3) income from continuing operations; (4) net income or net income attributable to the Company; (5) operating income; (6) cash flow from operating activities, operating cash flow (defined as operating income plus non-cash charges for depreciation, amortization and impairment of operating assets) or free cash flow; (7) EBITDA, or net income attributable to the Company, before interest, taxes, depreciation/amortization; (8) return measures (including, but not limited to, return on assets, equity, capital or investment); (9) cash flow return on investments, which equals net cash flows divided by owner’s equity; (10) internal rate of return or increase in net present value; (11) dividend payments; (12) gross revenues; (13) gross margins; (14) operating measures such as trends in digital metrics, circulation, television ratings and advertising measures; (15) internal measures such as achieving a diverse workforce; (16) share price (including, but not limited to, growth measures and TSR) and market value; and (17) debt (including, but not limited to, measures such as debt (book value or face value) outstanding and debt to earnings before interest, taxes, depreciation and amortization). This wide range of potential performance goals is intended to ensure that the Company can readily adapt to changing business needs. The performance goals the Committee establishes for the performance measures described above which are based on operating results will be adjusted to take into account the effects of “Extraordinary Items” unless the Committee determines otherwise at the time the performance goals are established. Under the 2015 Plan, “Extraordinary Items” include (a) items presented as such (or other comparable terms) on the Company’s audited financial statements, (b) unusual, special or nonrecurring charges, costs, credits or items of gain or loss, (c) changes in tax or accounting laws or rules, or (d) the effects of mergers, acquisitions, divestitures, spin-offs or significant transactions (including, without limitation, a corporate merger, consolidation, acquisition of property or stock, reorganization, restructuring charge, or joint venture), each of which are identified in the quarterly and/or annual audited financial statements and notes thereto or in the “Management’s Discussion and Analysis” section of the Company’s periodic reports filed with the SEC.

Any of the above measures may be compared to peer or other companies. Additionally, performance measures may be set either at the consolidated level, segment level, division level, group level, or the business unit level and performance measures may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to pre-established targets, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee.

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Corporate Governance Provisions. The 2015 Plan contains several other provisions intended to ensure that awards under the 2015 Plan comply with established principles of corporate governance. These provisions include:

•	No Discounted Stock Options or Stock Appreciation Rights. Absent stockholder approval, stock options and stock appreciation rights may not be granted with an exercise price of less than the fair market value of Company common stock on the date the stock option or stock appreciation right is granted.

•	No Stock Option or Stock Appreciation Rights Repricings. Stock options and stock appreciation rights may not be repriced absent stockholder approval. This provision applies to both direct repricings—lowering the exercise price of an outstanding stock option or stock appreciation right—and indirect repricings—canceling an outstanding stock option or stock appreciation right and granting a replacement stock option or stock appreciation right with a lower exercise price.

•	No Evergreen Provision. The 2015 Plan does not contain an “evergreen provision” (i.e., there is no automatic provision to replenish the shares of Company common stock authorized for issuance under the 2015 Plan).

•	No Cash Buyouts of Underwater Stock Options or Stock Appreciation Rights. The 2015 Plan does not permit cash buyouts of underwater stock options or stock appreciation rights without stockholder approval.

•	Minimum Vesting Period. The 2015 Plan generally imposes a minimum one year of service vesting requirement on all future equity awards, subject to limited exceptions.

•	Prohibition on Payment of Dividends on Unvested Awards. The 2015 Plan prohibits the Company from paying dividends on unvested awards.

Substitute Awards and Adjusted Awards. Substitute awards or adjusted awards may be granted under the 2015 Plan under certain circumstances such as a merger, acquisition, spin-off or other corporate event, in which case certain of the limits and rules discussed above may not apply to such substitute or adjusted awards.

Transferability of Awards. Except as otherwise provided in an award agreement, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. Except as otherwise provided in an award agreement, during the life of the participant, awards are exercisable only by the participant or such participant’s legal representative.

Provisions for Foreign Participants. The Committee may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2015 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefits or other matters.

Amendment and Termination. The Committee may amend or terminate the 2015 Plan at any time, but no such amendment or termination may adversely affect in any material way the rights of a participant with respect to an outstanding award without that participant’s consent. No awards may be granted on or after 10 years from the date the 2015 Plan was adopted. Stockholder approval is required for certain amendments to the 2015 Plan.

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Federal Income Tax Aspects of the 2015 Plan

This is a brief summary of the U.S. federal income tax aspects of awards that may be made under the 2015 Plan based on existing U.S. federal income tax laws as of the date of these additional proxy materials. This summary provides only the basic tax rules and is not intended as, and should not be relied upon as, tax guidance for participants in the 2015 Plan. It does not relate to the income tax circumstances of any individual participant or describe the implications, if any, of a number of special tax rules, including, without limitation, the alternative minimum tax, the golden parachute tax rules under Sections 280G and 4999 of the Internal Revenue Code, and foreign, state and local tax laws. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code regarding nonqualified deferred compensation. Changes to the tax laws could alter the tax consequences described below.

Incentive Stock Options. The grant of an incentive stock option will not be a taxable event for the participant or for the Company. A participant will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the participant holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). The Company will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below. For the exercise of an option to qualify for the foregoing tax treatment, the participant generally must exercise the option while the participant is our employee or an employee of our subsidiary or, if the participant has terminated employment, no later than three months after the participant terminated employment.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the participant will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain.

The Company will generally be allowed a business expense deduction when and to the extent the participant recognizes ordinary income, subject to the restrictions of Section 162(m) of the Internal Revenue Code.

Non-Qualified Options. The grant of a non-qualified stock option will not be a taxable event for the participant or the Company. Upon exercising a non-qualified option, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the participant will have a taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). Subject to the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2015 Plan. Upon exercising a stock appreciation right, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Subject to the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Stock/Stock Awards. A participant who is awarded restricted stock will not recognize any taxable income for federal income tax purposes at the time of grant, provided that the shares of common stock are subject to certain restrictions (that is, the restricted stock is nontransferable and

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subject to a substantial risk of forfeiture). However, the participant may elect under Section 83(b) of the Internal Revenue Code to recognize ordinary income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the participant does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as ordinary income to the participant and will be taxable in the year the restrictions lapse. A participant who is awarded shares that are not subject to a substantial risk of forfeiture will recognize ordinary income equal to the fair market value of the shares on the date of the award. Subject to the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

RSUs, Performance Units/Shares and Cash-Based Awards. The taxation of these awards will depend on the specific terms of the award. Generally, the award of RSUs, Performance Units/Shares and Cash-Based Awards will have no federal income tax consequences for the Company or for the participant. Generally, the payment of the award is taxable to a participant as ordinary income. Subject to the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

The Board of Directors unanimously recommends that the stockholders of the Company vote FOR approval of the Amendment to the 2015 Plan.

VOTING YOUR SHARES; REVOKING A PRIOR VOTE

Your vote is important. Please carefully consider the proposals included in our definitive proxy statement, as well as matters discussed in these additional proxy materials, and vote FOR all such proposals.

You may vote as follows:

•	Follow the instructions on the Notice of Internet Availability of Proxy Materials (the “Notice”) or the proxy card, in each case previously filed with the SEC and delivered or otherwise made available to you, to vote through the Internet;

•	Follow the instructions on the proxy card delivered or otherwise made available to you to vote by phone;

•	If you request printed copies of the proxy materials by mail, mark, sign, date and promptly return the proxy card in the postage-paid envelope; or

•	Submit a ballot at our Annual Meeting. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a valid legal proxy from the organization that holds your shares.

If you (1) are a stockholder of record, (2) participate in the Company’s Dividend Reinvestment Plan or 401(k) Plan, or (3) hold shares of the Company’s common stock through the TEGNA Inc. 401(k) Savings Plan and have already voted against Proposal 3, you may revoke your prior vote and vote in favor of Proposal 3 at any time before the polls close at the Annual Meeting by:

•	Voting again via telephone or Internet in favor of Proposal 3 by following the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card, in each case previously filed with the SEC and delivered or otherwise made available to you, and in each case prior to the deadline for telephonic and Internet voting specified in the proxy card;

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•	Signing another proxy card with a later date indicating your vote in favor of Proposal 3 and mailing it to us prior to the Annual Meeting;

•	Notifying the Company before the Annual Meeting (by mail addressed to the Secretary at Gannett Co., Inc., 7950 Jones Branch Drive, McLean VA 22107) that you want to revoke your earlier proxy and indicating your vote in favor of Proposal 3; or

•	Attending the Annual Meeting and voting in person in favor of Proposal 3.

If your shares are held in street name by a broker or other nominee, you must contact your broker or such other nominee to revoke your prior proxy and change your vote in favor of Proposal 3. If your shares are held in street name by a broker or other nominee and you wish to revoke your prior vote by attending the Annual Meeting and voting in person, you must obtain a valid legal proxy from the broker or other nominee that holds your shares.

Submitting your vote by mail, telephone or over the Internet will not affect your right to vote in person if you decide to attend the Annual Meeting.

Only stockholders of record at the close of business on March 13, 2017 or their proxy holders may vote at the Annual Meeting.

Our definitive proxy materials, including these additional proxy materials and the Company’s Annual Report on Form 10-K, are available at www.proxydocs.com/gci.

If you have any questions about our definitive proxy materials or how to vote, please contact:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders May Call Toll Free: (888) 750-5834

Banks and Brokers May Call Collect: (212) 750-5833

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Appendix A

Gannett Co., Inc.

2015 Omnibus Incentive Compensation Plan

(Reflects amendment proposed for

adoption on May 10, 2017)

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Gannett Co., Inc.

2015 Omnibus Incentive Compensation Plan

Introduction

In 2015, Gannett Co., Inc. separated its digital/broadcast and publishing businesses into two separate publicly traded companies. The separation occurred when Gannett Co., Inc. contributed its publishing businesses to a newly formed subsidiary, Gannett SpinCo, Inc., and distributed the stock of Gannett SpinCo, Inc. to its shareholders (the “Spin-off”). In connection with the Spin-off, Gannett SpinCo, Inc. was renamed “Gannett Co., Inc.” (the “Company”). The entity formerly known as Gannett Co., Inc. was renamed TEGNA Inc. (the “Predecessor Company”) and continues the digital/broadcast businesses.

Awards under this Plan include awards granted to employees and directors of the Predecessor Company or its affiliates under the Predecessor Company’s 2001 Omnibus Incentive Compensation Plan that have been converted in connection with the Spin-off to awards under this Plan (the “Adjusted Awards”). The terms of such conversion are generally specified in that certain Employee Matters Agreement by and between the Company and Predecessor Company dated June 26, 2015 (the “Employee Matters Agreement”). Notwithstanding any other provision of this Plan or the Predecessor Plan (as defined below), no Participant shall be entitled to duplicate benefits under both such Plans with respect to the same period of service or compensation.

Article 1.	Establishment, Objectives, Duration and Service Credit

1.1    Establishment of the Plan. The Company, a Delaware corporation, hereby adopts this Gannett Co., Inc. 2015 Omnibus Incentive Compensation Plan (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, and Cash-Based Awards. Subject to approval by the Company’s stockholders, the Plan shall become effective as of June 29, 2015 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2    Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders, to provide Participants with an incentive for excellence in individual performance, and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company and its Affiliates in their ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in that success.

1.3    Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date.

1.4    Service Credit. For each Employee who is employed immediately following the Effective Date by the Company or an Affiliate and each “Former SpinCo Group Employee” (as defined in the Employee Matters Agreement), service shall be recognized with the Predecessor Company or any of its subsidiaries or predecessor entities at or before the Effective Date, to the same extent that such service was recognized by the Predecessor Company under the Predecessor Plan prior to the Effective Date as if such service had been performed for the Company for purposes of eligibility, vesting and determination of level of benefits under this Plan.

Article 2.	Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1    “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2    “Adjusted Award” means Awards granted under the Predecessor Plan that are converted into Awards in respect of Shares pursuant to the Employee Matters Agreement.

2.3    “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, or Cash-Based Awards, and including Adjusted Awards and Substitute Awards.

2.4    “Award Agreement” means a written or electronic agreement entered into by the Company and each Participant or a written or electronic statement issued by the Company to a Participant, which in either case sets forth the terms and provisions applicable to Awards granted under this Plan.

2.5    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6    “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7    “Cash-Based Award” means an Award granted to a Participant whose value is denominated in cash as described in Article 9 hereof.

2.8    “Change in Control” means the first to occur of the following:

(a)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section, the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of its affiliates, or (D) any acquisition pursuant to a transaction that complies with (c)(i), (c)(ii) and (c)(iii) below;

(b)    individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)    consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation or entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or any corporation or entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation or entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation or entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation or entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to a Section 409A Award, the Committee may specify that the definition of Change in Control must also constitute an event that is a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.

2.9    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.10    “Committee” means any committee appointed by the Board to administer Awards to Employees or Directors, as specified in Article 3 hereof.

2.11    “Company” means Gannett Co., Inc., a Delaware corporation and any successor thereto as provided in Article 18 hereof.

2.12    “Covered Employee” means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute, or a Participant who is designated by the Committee to be treated as a “covered employee”.

2.13    “Director” means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company shall be considered an Employee under the Plan.

2.14    “Disability” shall have the meaning ascribed to such term in the Award Agreement. If no such definition is provided in the Award Agreement, “Disability” shall mean a medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than six months if such disabling condition renders the person unable to perform the material and substantial duties of his or her occupation. With respect to Section 409A Awards that become payable upon a disability, such disability must also qualify as a disability within the meaning of Treasury Regulation 1.409A-3(i)(4).

2.15    “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.16    “Employee” means any employee of the Company or its Subsidiaries or Affiliates.

2.17    “Employee Matters Agreement” means the Employee Matters Agreement by and between the Company and Predecessor Company dated June 26, 2015.

2.17A    “Equity Award” means an Award that is payable in Shares.

2.18    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.19    “Fair Market Value” as of any date and in respect of any Share means the then most recent closing price of a Share, provided that, if Shares shall not have been traded on the New York Stock Exchange for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of Shares shall be as determined by the Committee in such other manner as it may deem appropriate, provided that such valuation is consistent with the requirements of Section 409A. In no event shall the fair market value of any Share be less than its par value.

2.20    “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 hereof.

2.21    “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 hereof and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422. To the extent that an option is granted that is intended to meet the requirements of Code Section 422, but fails to meet such requirements, the option will be treated as a NQSO.

2.22    “Insider” shall mean an individual who is, on the relevant date, an executive officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.23    “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 hereof and that is not intended to be treated as an Incentive Stock Option, or that otherwise does not meet such requirements.

2.24    “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 hereof.

2.25    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.26    “Participant” means an Employee or Director who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

2.27    “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.28    “Performance Share” means an Award granted to a Participant whose value is denominated in Shares and is earned by satisfaction of specified performance goals and such other terms and conditions that the Committee may specify, as described in Article 9 hereof.

2.29    “Performance Unit” means an Award granted to a Participant whose value is specified by the Committee and is earned by satisfaction of specified performance goals and such other terms and conditions that the Committee may specify, as described in Article 9 hereof.

2.30    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is not permitted (e.g., based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, pursuant to the Restricted Stock Award Agreement, as provided in Article 8 hereof.

2.31    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.32    “Predecessor Company” means TEGNA Inc., formerly named Gannett Co. Inc. prior to the Effective Date.

2.33    “Predecessor Plan” means the Gannett Co., Inc. 2001 Omnibus Incentive Compensation Plan, as maintained by the Predecessor Company prior to the Effective Date of this Plan.

2.34    “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 hereof.

2.35    “Restricted Stock Units” means an Award granted to a Participant whose value is denominated in Shares and is earned by satisfaction of specified service requirements and such other terms and conditions that the Committee may specify, as described in Article 9 hereof.

2.36    “Retirement” means a termination of employment after attaining age 55 and completing 5 years of service or such other definition set forth in an Award Agreement.

2.37    “Section 409A” means Code Section 409A and the regulations and other guidance issued thereunder.

2.38    “Section 409A Award” means an Award that is subject to the requirements of Section 409A.

2.39    “Shares” means the Company’s common stock, par value $1.00 per share.

2.40    “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 hereof.

2.41    “Stock Award” means an Award of Shares granted to a Participant pursuant to Section 8.7 hereof.

2.42    “Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company directly or indirectly has a majority voting interest.

2.43    “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity (i) all or a portion of the assets or equity of which is acquired by the Company or (ii) with which the Company merges or otherwise combines.

2.44    “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 hereof, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Article 3.	Administration

3.1    General. Subject to the terms and conditions of the Plan, the Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall have the authority to delegate administrative duties to officers of the Company.

3.2    Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein (including, with respect to Section 409A Awards, the requirements of Section 409A), the Committee shall have full power to select Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan;

establish, amend, or waive rules and regulations for the Plan’s administration; and amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations that it deems necessary or advisable for the administration of the Plan. As permitted by law and the terms of the Plan, the Committee may delegate its authority herein. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award granted hereunder.

3.3    Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries, unless changed by the Board.

Article 4.	Shares Subject to the Plan and Maximum Awards; Adjusted and Substituted Awards

4.1    Number of Shares Available for Grants; Share Counting and Reacquired Shares. Subject to Sections 4.2 and 4.4, the number of Shares reserved for issuance to Participants under this Plan is eighteen million (18,000,000) Shares. Shares issued under the Plan may be authorized but unissued shares or treasury shares.

For purposes of counting the number of Shares available for Awards under the Plan, the full number of shares of the Company’s common stock covered by Freestanding SARs shall be counted against the number of Shares available for Awards (i.e., not the net Shares issued in satisfaction of a Freestanding SAR Award); provided, however, that Freestanding SARs that may be settled in cash only shall not be so counted. Additionally, if an Option may be settled by issuing net Shares (i.e., withholding a number of Shares equal to the exercise price), the full number of shares of the Company’s common stock covered by the Option shall be counted against the number of Shares available for Awards, not the net Shares issued in satisfaction of an Option. If any Award (a) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part, or (b) results in any Shares not being issued (including as a result of any Award that was settleable either in cash or in stock actually being settled in cash), the unissued Shares covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code. The following Shares shall not be added back to the number of Shares available for the future grant of Awards: (i) shares of the Company’s common stock tendered to the Company by a Participant to (A) purchase shares of the Company’s common stock upon the exercise of an Award, or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation); and (ii) shares of the Company’s common stock repurchased by the Company on the open market using the proceeds from the exercise of an Award. Subject to the foregoing, the Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

The maximum number of Shares which may be issued under Incentive Stock Options granted under the Plan is five million (5,000,000).

The maximum number of Shares for which Awards may be granted under this Plan to any non-employee Director in any calendar year shall be fifty thousand (50,000) Shares. For the avoidance of doubt, the foregoing limitation shall not apply to cash-based director fees that the non-employee Director elects to receive in the form of Shares or Share equivalents equal in value to such cash-based Director fees pursuant to another plan or policy of the Company.

The following rules shall apply to grants of Awards under the Plan:

(a)	Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one Participant shall be one million (1,000,000).

(b)	SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one Participant shall be one million (1,000,000).

(c)	Restricted Stock/Stock Awards: The maximum aggregate grant of Shares with respect to Awards of Restricted Stock or Stock Awards granted in any one fiscal year to any one Participant shall be five hundred thousand (500,000).

(d)	Restricted Stock Units, Performance Shares, Performance Units and Cash-Based Awards: The maximum aggregate grant with respect to Awards of Performance Shares or Restricted Stock Units made in any one fiscal year to any one Participant shall be equal to five hundred thousand (500,000) Shares; and the maximum aggregate amount awarded with respect to Cash-Based Awards or Performance Units to any one Participant in any one fiscal year may not exceed ten million dollars ($10,000,000).

4.2    Adjustments in Authorized Shares. Upon a change in corporate capitalization, such as a stock split, stock dividend or a corporate transaction, such as any merger, consolidation, combination, exchange of shares or the like, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, the Committee shall make an appropriate adjustment in the number and class of Shares that may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.1, as may be determined to be equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

4.3    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, with respect to Awards that are intended to comply with the requirements of the Performance-Based Exception, no such adjustment shall be authorized to the extent that such adjustment would be inconsistent with the Award’s satisfaction of the Performance-Based Exception.

4.4    Adjusted and Substitute Awards.

(a)	Notwithstanding any terms or conditions of the Plan to the contrary, (i) Substitute Awards may have substantially the same terms and conditions, including without limitation provisions relating to vesting, exercise periods, expiration, payment, forfeiture, and the consequences of termination of service, as the awards that they replace, as determined by the Committee in its sole discretion, and (ii) Adjusted Awards shall have terms consistent with those set forth in the Employee Matters Agreement, which generally provide the Adjusted Awards will have substantially the same terms and conditions, including without limitation provisions relating to vesting, exercise periods, expiration, payment, forfeiture, and the consequences of termination of Service, as the awards that they replace which were granted under the Predecessor Plan.

(b)	The recipient or holder of a Substitute Award or an Adjusted Award shall be an eligible Participant hereunder even if not an Employee or Director with respect to the Company or an Affiliate.

(c)	In the case of a Substitute Award, the date of grant may be treated as the effective date of the grant of such Award under the original plan under which the award was authorized, and in the case of an Adjusted Award, the date of grant shall be the effective date of the grant under the Predecessor Plan.

(d)	The per share exercise price of an Option that is a Substitute Award or Adjusted Award may be less than 100% of the Fair Market Value of a Share on the date of grant, provided that such substitution or adjustment complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange and Section 409A or Section 424 of the Code, as applicable. The per share exercise price of a Freestanding SAR that is a Substitute Award or an Adjusted Award may be less than 100% of the Fair Market Value of a Share on the date of grant, provided that such substitution or adjustment complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange and Section 409A, as applicable.

(e)	Anything to the contrary in this Plan notwithstanding, any Shares underlying Substitute Awards or Adjusted Awards shall not be counted against the limits set forth in Section 4.1(a)-(d). Anything to the contrary in this Plan notwithstanding, any Shares underlying Substitute Awards shall not be counted against the number of Shares authorized for issuance or the maximum number of Shares which may be issued under Incentive Stock Options, and the lapse, expiration, termination, forfeiture or cancellation of any Substitute Award without the issuance of Shares or payment of cash thereunder shall not result in an increase the number of Shares available for issuance under the Plan. For the avoidance of doubt, Adjusted Awards shall be treated as Awards generally (and not as Substitute Awards) for purposes of the preceding sentence.

Article 5.	Eligibility and Participation

5.1    Eligibility. Persons eligible to participate in this Plan include all Employees and Directors.

5.2    Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

5.3    Newly Eligible Employees. The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any Employee who becomes eligible to participate in the Plan after the commencement of an award or incentive period.

5.4    Leaves of Absence. The Committee shall be entitled to make such rules, regulations, and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine: (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan; and (b) the impact, if any, of such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence. Notwithstanding the foregoing, with respect to any Section 409A Award, all leaves of absences and determinations of terminations of employment must be construed and interpreted consistent with the requirements of Section 409A and the definition of “separation from service” thereunder.

Article 6.	Stock Options

6.1    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Notwithstanding the foregoing, Incentive Stock Options may only be granted to Employees of Gannett Co., Inc. or its Affiliates or Subsidiaries; provided that the Affiliate or Subsidiary is a type of entity whose employees can receive such options under Code Sections 422 and 424.

6.2    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

6.3    Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee; provided, however, the per-share exercise price shall not be less than 100 percent of the Fair Market Value of the Shares on the date the Option is granted.

6.4    Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided that the Option must expire on or before the date that is the tenth anniversary of the date of grant.

6.5    Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6    Payment. Options granted under this Article 6 shall be exercised by the delivery of a written, electronic or telephonic notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; or (c) by a combination of (a) and (b); or (d) any other method approved by the Committee in its sole discretion. The tendering of previously acquired shares may be done through attestation. No fractional shares may be tendered or accepted in payment of the Option Price.

Cashless exercises are permitted pursuant to Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8    Nontransferability of Options.

(a)	Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b)	Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or such Participant’s legal representative.

6.9    Restriction on Cash Buyouts of Underwater Options. The Company may not purchase, cancel or buy out an underwater Option in exchange for cash without first obtaining Shareholder approval.

6.10    Service Requirement for Options. Options granted to Participants on or after May 10, 2017, will be subject to a minimum vesting period requiring at least one year of service; provided that the Committee may provide for accelerated vesting after less than one year: (i) in connection with terminations of employment due to death, disability, retirement or other circumstances that the Committee determines to be appropriate; (ii) in connection with a Change in Control in which the Option is not continued or assumed (e.g., the Option is not equitably converted or substituted for an option of the successor company); or (iii) for grants made in connection with an acquisition by the Company or its Subsidiaries or Affiliates in substitution for pre-existing awards. Notwithstanding the foregoing, effective for Equity Awards granted on or after May 10, 2017, with respect to all

Equity Awards that do not otherwise qualify for an exception from the minimum one year of service vesting requirement, up to five percent (5%) of the Shares authorized for issuance under the Plan in excess of eleven million (11,000,000) Shares may be granted without regard to the one year of service vesting requirement.

6.11    Dividends on Unvested Shares. Any dividends with respect to the Shares issued in connection with the exercise of an Option shall not be paid to the Participant until the Shares to which the dividends relate vest. If any Shares are forfeited, the Participant shall have no right to the dividends related to the forfeited Shares.

Article 7.	Stock Appreciation Rights

7.1    Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a Freestanding SAR shall not be less than the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

7.2    SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3    Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that the SAR must expire on or before the date that is the tenth anniversary of the date of grant.

7.4    Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.5    Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

7.6    Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the grant price; by

(b)	The number of Shares with respect to which the SAR is exercised.

In the sole discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.7    Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or such Participant’s legal representative.

7.8    Restriction on Cash Buyouts of Underwater SARs. The Company may not purchase, cancel or buy out an underwater SAR in exchange for cash without first obtaining Shareholder approval.

7.9    Service Requirement for SARs. SARs granted to Participants on or after May 10, 2017, will be subject to a minimum vesting period requiring at least one year of service; provided that the Committee may provide for accelerated vesting after less than one year: (i) in connection with terminations of employment due to death, disability, retirement or other circumstances that the Committee determines to be appropriate; (ii) in connection with a Change in Control in which the SAR is not continued or assumed (e.g., the SAR is not equitably converted or substituted for a stock appreciation right of the successor company); or (iii) for grants made in connection with an acquisition by the Company or its Subsidiaries or Affiliates in substitution for pre-existing awards. Notwithstanding the foregoing, effective for Equity Awards granted on or after May 10, 2017, with respect to all Equity Awards that do not otherwise qualify for an exception from the minimum one year of service vesting requirement, up to five percent (5%) of the Shares authorized for issuance under the Plan in excess of eleven million (11,000,000) Shares may be granted without regard to the one year of service vesting requirement.

7.10    Dividends on Unvested Shares. Any dividends with respect to the Shares issued in connection with the exercise of a SAR shall not be paid to the Participant until the Shares to which the dividends relate vest. If any Shares are forfeited, the Participant shall have no right to the dividends related to the forfeited Shares.

Article 8.	Restricted Stock/Stock Awards

8.1    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts, as the Committee shall determine.

8.2    Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

8.3    Transferability. The Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the

Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or such Participant’s legal representative.

8.4    Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in the Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5    Voting Rights. If the Committee so determines, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

8.6    Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock or Stock Awards granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares while they are so held; provided that, any dividends with respect to the Restricted Stock or Stock Awards shall not be paid to the Participant until the Shares of Restricted Stock or Stock Awards to which the dividends relate vest. If any Shares of Restricted Stock or Stock Awards are forfeited, the Participant shall have no right to the dividends related to the forfeited Shares.

8.7    Stock Award. The Committee may grant and award Shares to a Participant that are not subject to Periods of Restrictions and which may be subject to such conditions or provisions as the Committee determines.

8.8    Service Requirement for Restricted Stock and Stock Awards. Restricted Stock and Stock Awards granted to Participants on or after May 10, 2017, will be subject to a minimum vesting period requiring at least one year of service; provided that the Committee may provide for accelerated vesting after less than one year: (i) in connection with terminations of employment due to death, disability, retirement or other circumstances that the Committee determines to be appropriate; (ii) in connection with a Change in Control in which the Restricted Stock or Stock Award is not continued or assumed (e.g., the Restricted Stock or Stock Award is not equitably converted or substituted for a similar award of the successor company); or (iii) for grants made in connection with an acquisition by the Company or its Subsidiaries or Affiliates in substitution for pre-existing awards. Notwithstanding the foregoing, effective for Equity Awards granted on or after May 10, 2017, with respect to all Equity Awards that do not otherwise qualify for an exception from the minimum one year of service vesting requirement, up to five percent (5%) of the Shares authorized for issuance under the Plan in excess of eleven million (11,000,000) Shares may be granted without regard to the one year of service vesting requirement.

Article 9.	Restricted Stock Units, Performance Units, Performance Shares, and Cash-Based Awards

9.1    Grant of Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards. Subject to the terms of the Plan, Restricted Stock Units, Performance Shares, Performance Units, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2    Award Agreement. At the Committee’s discretion, each grant of Restricted Stock Units, Performance Shares, Performance Units and Cash-Based Awards may be evidenced by an Award Agreement that shall specify the initial value, the duration of the Award, the performance measures and/or service requirements, if any, applicable to the Award, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

9.3    Value of Performance Units/Shares and Cash-Based Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Restricted Stock Unit and Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as may be determined by the Committee. The Committee shall set performance goals and/or service requirements in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards that will be paid out to the Participant. Generally, a Participant’s right to receive amounts under a Restricted Stock Unit award shall be based on the Participant’s satisfaction of a service requirement and such other terms and conditions that the Committee may specify. Generally, a Participant’s right to receive amounts under a Performance Unit, Performance Share or Cash-Based Award shall be based on the satisfaction of a performance requirement and such other terms and conditions that the Committee may specify. The Committee has full discretionary authority to establish performance goals and/or service requirements, and a performance goal may include a service requirement. For purposes of this Article 9, the time period during which the performance goals and/or service requirements must be met shall be called a “Performance Period.”

9.4    Earning of Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards. Subject to the terms of this Plan and the Award Agreement (if any), after the applicable Performance Period has ended, the holder of Restricted Stock Units, Performance Units, Performance Shares or Cash-Based Awards shall be entitled to receive payout on the number and value of Restricted Stock Units, Performance Units, Performance Shares or Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals and/or service requirements have been achieved. Unless otherwise determined by the Committee, notwithstanding any other provision of the Plan, payment of Cash-Based Awards shall only be made for those Participants who are Directors or in the employ of the Company at the end of the Performance Period or, if none has been specified, the end of the applicable award year.

9.5    Form and Timing of Payment of Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards. Payment of earned Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards shall be as determined by the Committee and, if applicable, as evidenced in the related Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards in the form of cash or in Shares

(or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. No fractional shares will be issued. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

Unless otherwise provided by the Committee, Participants holding Restricted Stock Units, Performance Units, or Performance Shares may be entitled to receive dividends or dividend units with respect to dividends declared on Shares underlying such Awards; provided that, any dividends or dividend units with respect to the Restricted Stock Units, Performance Units, or Performance Shares shall not be paid to the Participant until the Restricted Stock Units, Performance Units, or Performance Shares to which the dividends relate vest. If any Restricted Stock Units, Performance Units, or Performance Shares are forfeited, the Participant shall have no right to the dividends or dividend units related to the forfeited Awards.

9.6    Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the such Awards shall be exercisable during the Participant’s lifetime only by such Participant or such Participant’s legal representative.

9.7    Service Requirement for Restricted Stock Units, Performance Units and Performance Shares. Restricted Stock Units, Performance Units and Performance Shares granted to Participants on or after May 10, 2017, will be subject to a minimum vesting period requiring at least one year of service; provided that the Committee may adopt accelerated vesting periods: (i) in connection with terminations of employment due to death, disability, retirement or other circumstances that the Committee determines to be appropriate; (ii) in connection with a Change in Control in which the Restricted Stock Unit, Performance Unit or Performance Share is not continued or assumed (e.g., the Restricted Stock Unit, Performance Unit or Performance Share is not equitably converted or substituted for a similar award of the successor company); or (iii) for grants made in connection with an acquisition by the Company or its Subsidiaries or Affiliates in substitution for pre-existing awards. Notwithstanding the foregoing, effective for Equity Awards granted on or after May 10, 2017, with respect to all Equity Awards that do not otherwise qualify for an exception from the minimum one year of service vesting requirement, up to five percent (5%) of the Shares authorized for issuance under the Plan in excess of eleven million (11,000,000) Shares may be granted without regard to the one year of service vesting requirement.

Article 10.	Performance Measures

Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among:

(a) Earnings per share (basic or diluted);

(b)    Income before income taxes;

(c)    Income from continuing operations;

(d)    Net income or net income attributable to Gannett Co., Inc.;

(e)    Operating income;

(f)    Cash flow from operating activities, operating cash flow (defined as operating income plus non-cash charges for depreciation, amortization and impairment of operating assets) or free cash flow;

(g)    EBITDA, or net income attributable to Gannett Co., Inc., before interest, taxes, depreciation/amortization;

(h)    Return measures (including, but not limited to, return on assets, equity, capital or investment);

(i)    Cash flow return on investments, which equals net cash flows divided by owner’s equity;

(j)    Internal rate of return or increase in net present value;

(k)    Dividend payments;

(l)    Gross revenues;

(m)    Gross margins;

(n)    Operating measures such as trends in digital metrics, circulation, television ratings and advertising measures;

(o)    Internal measures such as achieving a diverse workforce;

(p)    Share price (including, but not limited to, growth measures and total shareholder return) and market value;

(q)    Debt (including, but not limited to, measures such as debt (book value or face value) outstanding and debt to earnings before interest, taxes, depreciation and amortization); and

(r)    Any of the above measures compared to peer or other companies.

Performance measures may be set either at the consolidated level, segment level, division level, group level, or the business unit level. Additionally, performance measures may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to pre-established targets, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee.

Unless the Committee specifies otherwise at the time the performance goals are established (and the Committee may at such time decide to limit the “Extraordinary Items” for which it will make adjustments, or decide to not make adjustments for any “Extraordinary Items”), the Committee shall adjust a performance goal established under a performance measure set forth above to take into account the effects of “Extraordinary Items.” “Extraordinary Items” means (1) items presented as such (or other comparable terms) on the Company’s audited financial statements, (2) unusual, special or nonrecurring charges, costs, credits or items of gain or loss (including, without limitation, an unbudgeted material expense incurred by or at the direction of the Board of Directors or a committee of the Board or a material litigation judgment or settlement), (3) changes in tax or accounting laws or rules, and/or (4) the effects of mergers, acquisitions, divestitures, spin-offs or significant transactions (including, without limitation, a corporate merger, consolidation, acquisition of property or stock, reorganization, restructuring charge, or joint venture), each of which are identified in the quarterly and/or annual audited financial statements and notes thereto or in the “management’s discussion and analysis” of the financial statements in a period report filed with the Securities and Exchange Commission under the Exchange Act. The Committee shall make such adjustments to the performance goals as shall be equitable and appropriate in order to make the goal, as nearly as practicable, equivalent to the goal immediately prior to such transaction or event.

Article 11.	Beneficiary Designation

The Committee may permit Participants under the Plan to name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a beneficiary designation has not been made, or the beneficiary was not properly designated (in the sole discretion of the Committee), has died or cannot be found, all payments after death shall be paid to the Participant’s estate. In case of disputes over the proper beneficiary, the Company reserves the right to make any or all payments to the Participant’s estate.

Article 12.	Deferrals

Subject to the requirements of Section 409A, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to Restricted Stock, payment of a Stock Award or the satisfaction of any requirements or goals with respect to Restricted Stock Units, Performance Units/Shares and Cash-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals provided that such rules must comply with the requirements of Section 409A.

Article 13.	Rights of Employees/Directors

13.1    Employment. Nothing in the Plan shall confer upon any Participant any right to continue in the Company’s employ, or as a Director, or interfere with or limit in any way the right of the Company to terminate any Participant’s employment or directorship at any time.

13.2    Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

13.3    Rights as a Stockholder. Except as provided in Sections 8.5, 8.6 and 9.5, a Participant shall have none of the rights of a shareholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record holder of such shares.

Article 14.	Termination of Employment/Directorship

Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to such Participant’s outstanding Award(s) following termination of the Participant’s employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreements entered into with each Participant, need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 15.	Change in Control

15.1    Treatment of Outstanding Awards Other than Cash-Based Awards. In the event of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee specifies otherwise in the Award Agreement:

(a)	Awards to Employees will fully vest if: (i) the Awards are not continued or assumed (e.g., the Awards are not equitably converted or substituted for awards of a successor entity) in connection with the Change in Control; or (ii) the Employee has a qualifying termination of employment (as defined in the Award Agreement) within two years following the date of the Change in Control. Additionally, in the event that the Awards are not so continued or assumed in connection with the Change in Control or in the event of a qualifying termination of employment (as defined in the Award Agreement) within two years following the date of the Change in Control, then upon such Change in Control or such qualifying termination (as the case may be):

(i)	Any and all Options and SARs granted hereunder shall become fully exercisable during their remaining term; and

(ii)	Any restriction periods and restrictions imposed on Restricted Stock that are not performance-based shall lapse; and

(iii)

The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period (s) as of the effective date of the Change in Control or such qualifying termination. The vesting of all such Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control or such qualifying termination and shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control or such qualifying termination based upon an assumed achievement of all relevant target performance goals (such payment shall be in full satisfaction of the Award). Such Awards denominated in cash shall be paid to Participants in cash within thirty (30) days following the effective date of the Change in Control or such qualifying termination based on an assumed achievement of all relevant target performance goals (such payment shall be in full satisfaction of the Award). Restricted Stock Units shall be fully vested as of the effective date of the Change in Control or such qualifying termination, and the full value of such an Award shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control or such qualifying termination. Notwithstanding the foregoing, in the event that the Award is not so continued or assumed in connection with a Change in Control, the payment of a Section 409A Award will only be accelerated if the Change in Control also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A and will not result in additional taxes under Section 409A.

15.2    Treatment of Cash-Based Awards. In the event of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall provide otherwise in the Award Agreement or resolutions adopted by the Committee, Cash-Based Awards to Employees will fully vest if: (i) the Awards are not continued or assumed (e.g., the Awards are not equitably converted or substituted for awards of a successor entity) in connection with the Change in Control; or (ii) the Employee has a qualifying termination of employment (as defined in the Award Agreement) within two years following the date of the Change in Control. In the event that the Cash-Based Awards are not so continued or assumed or in the event of a qualifying termination of employment (as defined in the Award Agreement) within two years following the date of the Change in Control, the vesting of all outstanding Cash-Based Awards shall be accelerated as of the date of such event (and, in the case of performance-based Cash-Based Awards, based on an assumed achievement of all relevant target performance goals), and all Cash-Based Awards shall be paid to Participants in cash within thirty (30) days following the effective date of such event (such payment shall be in full satisfaction of the Award). Notwithstanding the foregoing, in the event that the Cash-Based Awards is not so continued or assumed in connection with a Change in Control, the payment of a Cash-Based Section 409A Award will only be accelerated if the Change in Control also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A and will not result in additional taxes under Section 409A.

15.3    Limitation.

(a)	Intention of Section 15.3: The acceleration or payment of Awards could, in certain circumstances, subject the Participant to the excise tax provided under Section 4999 of the Code. It is the object of this Section 15.3 to enable each Participant to retain in full the benefits of the Plan and to provide for the maximum after-tax income to each Participant. Accordingly, the Company will determine, before any payments are made on Awards governed by Section 15.1, which of two alternative forms of acceleration will maximize the Participant’s after-tax proceeds, and must notify the Participant in writing of its determination. The first alternative is the payment in full of all Awards governed by Section 15.1 and any other payments or benefits potentially subject to the excise tax under Section 4999. The second alternative is the payment of only a part of the Participant’s Awards (but taking into account any other payments or benefits potentially subject to the excise tax under Section 4999) so that the Participant receives the largest payment and benefits possible without causing an excise tax to be payable by the Participant under Section 4999 of the Code. This second alternative is referred to in this Section as “Limited Vesting”.

(b)	Limitation on Participant’s Rights: The Participant’s Awards shall be paid only to the extent permitted under the alternative determined by the Company to maximize the

Participant’s after-tax proceeds, and the Participant shall have no rights to any greater payments on his or her Awards. For purposes of this determination, the Company shall take into account any rights or benefits the Participant has under another plan or agreement.

(c)	Determination to be Conclusive: The determination of whether Limited Vesting is required and the application of the rules in Section 15.4 shall initially be made by the Company in its sole discretion and any such determination shall be conclusive and binding on the Participant unless the Participant proves that it is clearly erroneous. In the latter event, such determination shall be made by the Company in its sole discretion.

(d)	Section 409A Awards: This Section 15.3 and Section 15.4 shall not apply to or affect a Section 409A Award, including without limitation the payment, vesting or timing of payment of a Section 409A Award. Notwithstanding the foregoing, if the only remaining Awards that are subject to the excise tax under Section 4999 that could be reduced to accomplish Limited Vesting are Section 409A Awards, then performance-based Section 409A Awards may be reduced followed by non-performance, service-based Section 409A Awards.

15.4    Limitation on Payment. Notwithstanding Section 15.1, if Limited Vesting applies then the amount paid on exercise or payment of an Award shall not exceed the largest amount that can be paid without causing an excise tax to be payable by the Participant under Section 4999 of the Code. If payments are so limited, awards shall be deemed paid in the following order:

(a)	all Options or SARs that were accelerated pursuant to Section 15.1(a) shall be deemed paid first;

(b)	all awards of Restricted Stock and Restricted Stock Units that are not performance-based shall be deemed paid; and

(c)	finally, all awards of Performance Units, Performance Shares and performance-based Restricted Stock and Cash Awards shall then be deemed paid.

As among awards or portions of awards of the same type, those vesting at the most distant time in the future (absent a Change in Control) shall be deemed paid last.

15.5    Expenses. The Company shall pay all legal fees, court costs, fees of experts and other costs and expenses when incurred by a Participant in connection with any actual, threatened or contemplated litigation or legal, administrative or other proceeding involving the provisions of Section 15.4, whether or not initiated by the Participant.

The reimbursements of such expenses and costs shall comply with the requirements of Section 409A, which generally require (i) that the amount of expenses and costs eligible for reimbursement during a calendar year may not affect the expenses and costs eligible for reimbursement in any other taxable year; (ii) the reimbursement of an eligible expense or cost is made on or before the last day of the calendar year following the calendar year in which the expense or cost was incurred; and (iii) the right to reimbursement is not subject to liquidation or exchange for another benefit.

15.6    Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 15 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan and any rights or benefits provided to a Participant this Article 15 without the prior written consent of the Participant with respect to said Participant’s outstanding Awards; provided, however, the Committee may terminate, amend, or modify this Article 15 at any time and from time to time prior to the date of a Change in Control.

Article 16.	Amendment, Modification, Termination and Tax Compliance.

16.1    Amendment, Modification, and Termination. Subject to the terms of the Plan, the Committee or the Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part.

16.2    Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided that no consent is required for any amendment the Committee deems necessary or appropriate to comply with applicable legal or tax requirements.

16.3    Shareholder Approval Required for Certain Amendments. Shareholder approval will be required for any amendment of the Plan that does any of the following: (a) permits the grant of any Option with an Option Price less than the Fair Market Value of the Shares on the date of grant; (b) reduces the Option Price of an outstanding Option, either by lowering the Option Price or by canceling an outstanding Option and granting a replacement Option with a lower exercise price; (c) permits the grant of any SAR with a grant price that is less than the Fair Market Value of the Shares on the date of grant; or (d) reduces the grant price of an outstanding SAR, either by lowering the grant price or by canceling an outstanding SAR and granting a replacement SAR with a lower exercise price.

16.4    Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, if and to the extent the Committee so determines, Awards granted under this Plan to Employees who are or could reasonably become Covered Employees as determined by the Committee shall comply with the requirements of the Performance-Based Exception. Generally, this requires that the amount paid under such an Award be determined based on the attainment of written, objective performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Award. No amount will be paid for such performance period until such certification is made by the Committee. The amount actually paid to a given Participant may be less than (but not more than) the amount determined under the applicable performance formula, at the discretion of the Committee.

16.5    Compliance with Section 409A. It is intended that Awards under this Plan are either exempt from Section 409A or are structured to comply with the requirements of Section 409A. The

Plan shall be administered and interpreted in accordance with that intent. By way of example, the following rules shall apply:

•	Any provision of the Plan that would conflict with the requirements of a Section 409A Award shall not apply to a Section 409A Award.

•	Any adjustment or modification to an Award shall be made in compliance with Section 409A (e.g., any adjustment to an Option or SAR under Section 4.2 shall be made in accordance with the requirements of Section 409A).

•	For Section 409A Awards, all rights to amend, terminate or modify the Plan or any Award are subject to the requirements and limitations of Section 409A.

•	For Section 409A Awards, any payment or distribution that is triggered upon termination or cessation of employment or a comparable event shall be interpreted consistent with the definition of “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h).

•	With respect to amounts payable under a Section 409A Award, in the event that a Participant is a “specified employee” as defined in Section 409A, any amount that is payable in connection with the Participant’s separation from service shall not be paid prior to the date which is six months after the date the Participant separates from service (or, if earlier, the date the Participant dies). A Participant who is subject to the restriction described in the previous sentence shall be paid on the first day of the seventh month after the Participant’s separation from service an amount equal to the benefit that the Participant would have received during such six month period absent the restriction.

While the Company intends for Awards to either be exempt from or in compliance with Section 409A, neither the Company nor the Committee shall be liable to any person for the tax consequences of any failure to comply with the requirements of Section 409A or any other tax consequences relating to Awards under this Plan.

Article 17.	Withholding

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the Federal statutory minimum, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. The Participant may satisfy, totally or in part, his obligations pursuant to this Article by electing to have Shares withheld, to redeliver Shares acquired under an Award, or to deliver previously owned Shares, provided that the election is made in writing on or prior to (i) the date of exercise, in the case of Options and SAR’s (ii) the date of payment, in respect of Stock Awards, Restricted Stock Units, Performance Units, Performance Shares, or Cash-Based Awards, and (iii) the expiration of the Period of Restriction, in respect of Restricted Stock. Any election made under this Article shall be irrevocable by the Participant and may be disapproved by the Committee at any time in its sole discretion. If an election is disapproved by the Committee, the Participant must satisfy his obligations pursuant to this paragraph in cash.

Article 18.	Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock and/or assets of the Company.

Article 19.	General Provisions

19.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

19.2    Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.4    Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, unless determined otherwise by the Board. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

19.5    Listing. The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Option with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national securities laws, stock exchange, or automated quotation system.

19.6    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.7    No Additional Rights. Neither the Award nor any benefits arising under this Plan shall constitute part of an employment contract between the Participant and the Company or any Subsidiary or Affiliate, and accordingly, subject to Section 16.2, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or any Affiliate for severance payments.

19.8    Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, to comply with provisions of laws in other countries in which the Company, its Affiliates, and its Subsidiaries operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries will be covered by the Plan or relevant subplans;

(b)	Determine which Employees employed outside the United States are eligible to become Participants in the Plan;

(c)	Modify the terms and conditions of any Award granted to Participants who are employed outside the United States;

(d)	Establish subplans, modified exercise procedures, and other terms and procedures to the extent such actions may be necessary, advisable or convenient, or to the extent appropriate to provide maximum flexibility for the Participant’s financial planning. Any subplans and modifications to the Plan terms or procedures established under this Section 19.8 by the Committee shall be filed with the Plan document as Appendices; and

(e)	Take any action, before or after an Award is made, which the Committee deems advisable to obtain, comply with, or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals, as they may affect this Plan, any subplan, or any Participant.

19.9    Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

19.10    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts located in the Commonwealth of Virginia, County of Fairfax, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.